Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Ray Arthur (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5900
	(NYSE: TOY)	Media Relations

FOR IMMEDIATE RELEASE

TOYS “R” US REPORTS 2004 FIRST QUARTER RESULTS

WAYNE, NEW JERSEY, May 17, 2004- Toys “R” Us, Inc. today announced results for its first quarter ended May 1, 2004.  Total sales were $2.06 billion for the first quarter, down 2.6% from $2.11 billion for the first quarter of 2003.  Excluding the impact of currency translation which increased 2004 sales by $51 million, and a $72 million decline in sales due to the previously announced Kids “R” Us (KRU) store closings, total sales decreased 1.7% for the first quarter.

The company reported a net loss of ($28) million, or ($0.13) per share for the first quarter of 2004, compared with a net loss of ($26) million, or ($0.12) per share, for the same period last year.  The company applied the provisions of EITF 03-10 (guidance for the treatment of certain consideration received from a vendor) in the first quarter.  Financial information for 2003 has been adjusted according to EITF 03-10 for comparability.  The application of EITF 03-10 has no impact on the company’s cash flowsbut unfavorably impacted the company’s first quarter 2003 net loss by $19 million, or by $0.09 per share.

Operating losses including the implementation of EITF 03-10 for the first quarter of 2004 were ($15) million compared with a loss of ($12) million for the first quarter of 2003.  Pages 8-10 of this press release show the impact of EITF 03-10 on 2003 results by quarter and by operating division.

John Eyler, Chairman and Chief Executive Officer, said, “Our first quarter sales performance was challenging in both the toy and video game businesses.  The liquidation of inventories of several competitors contributed to lower than planned toy sales in the first quarter.  We effectively improved margins and controlled expenses and inventory levels during the quarter to offset most of the impact of the sales decline in our toy and video game businesses.  Our juvenile business remained strong, and Babies “R” Us continued to perform well.”

“Our balance sheet is solid, and we continue to have substantial liquidity.  We ended the first quarter with more than $1 billion of cash and cash equivalents on our balance sheet.”

“Total inventory at quarter-end was down 7% versus last year.  After adjusting for currency translation, the implementation of EITF 03-10 and EITF 02-16 and the impact of the KRU store-closings, inventory was down 4% from last year.  The largest segment of this inventory, U.S. toy store inventory, was down 6% or $83 million, and down 3% after excluding the implementation of EITF 03-10 and EITF 02-16.”

Mr. Eyler concluded, “We are continuing the Strategic Review of our company, and we have made progress.  However, it is premature for us to comment on the substance or potential outcomes of the process at this time.”

Business Segment Performance

In the U.S. Toy Store division, comparable store sales decreased 5.6% for the first quarter of 2004.  Video game sales, which fell 27% from the same period last year, were responsible for most of the decline.  Operating loss for the first quarter was ($14) million versus a loss of ($11) million in 2003.  Margin improvement and expense control in the first quarter of 2004 offset most of the sales decline impact.

In the International division, comparable toy store sales decreased 3.1% during the first quarter.  Reported sales were $416 million this year, up from $376 million last year.  However, excluding the impact of currency translation, total sales in the International division were $365 million, down from last year’s $376 million.  Operating losses for the quarter were ($14) million, or ($11) million excluding the impact of currency translation, versus last year’s ($12) million.

Babies “R” Us division total sales increased by 9.6% versus the same period last year and comparable store sales rose 4.6%.  Operating earnings increased to $63 million for the first quarter, a 17% increase versus the same period last year.  Two new Babies “R” Us stores opened during the first quarter.  The Babies “R” Us division plans to open approximately 20 new stores during fiscal year 2004, several of which will be conversions of former Kids “R” Us stores.  In addition, approximately 20 existing stores will be renovated.

At Toysrus.com, first quarter 2004 sales were $53 million compared with first quarter 2003 sales of $57 million.  Excluding Toysrus.com – Japan, which was sold during 2003 to Toys “R” Us – Japan, sales increased 2.8% during the first quarter.  Performance in the juvenile and toy businesses increased by 14.7%, but was offset by declines in the video game business.  The operating loss for first quarter of 2004 was reduced to ($4) million from ($8) million for first quarter 2003.

Update on the Closing of the Free-standing Kids “R” Us stores

On November 17, 2003, the company announced plans to close the 146 free-standing Kids “R” Us and the 36 free-standing Imaginarium stores as well as three distribution centers that supported these stores.  The majority of these facilities were closed on or before January 31, 2004.  The company recorded costs and charges of $21 million (before taxes) in the first quarter of 2004primarily for the closing of the free-standing Kids “R” Us stores.  These costs and charges included $3 million of inventory markdowns recorded in cost of sales and $3 million of depreciation that was accelerated through the closing periods.

The company also previously announced an agreement under which Office Depot, Inc. will acquire the majority of the former Kids “R” Us stores.  As previously indicated, this transaction is expected to close in phases, and the company currently anticipates the majority of these closings will be completed over the next several months.

Implementation of EITF 03-10 and EITF 02-16

In 2004, the company adopted the provisions of Emerging Issues Task Force (EITF) Issue No. 03-10, “Application of EITF Issue No. 02-16, ‘Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor,’ by Resellers to Sales Incentives Offered to Consumers by Manufacturers” (EITF 03-10).  Accordingly, 2004 sales are recorded net of coupons redeemed.

The company’s 2003 financial results, as permitted by the provisions of EITF 03-10, have been adjusted to the current year’s presentation.

Under the provisions of EITF 03-10, when the company receives vendor reimbursement for coupons related to events that meet the requirements of EITF 03-10 (Direct Offset), it will recognize the related reimbursement as an offset to coupon expense, during the event period, in cost of sales.  Vendor reimbursements not meeting the Direct Offset requirements of EITF 03-10 will be recorded as a reduction of product costs.  Certain vendor reimbursements ($27 million after tax, or $0.13 per share) received during 2003 did not meet the requirements of EITF 03-10 for Direct Offset.  Accordingly, $43 million (pre-tax) in vendor reimbursements have been reclassified from operating earnings to reduce inventory cost to comply with the provisions of EITF 03-10.

Pages 9 and 10 of this press release provide 2003 financial information by quarter and by operating division, as adjusted for EITF 03-10.

The company’s 2003 results also include the implementation of EITF No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (EITF 02-16), which considers amounts received from vendors to be a reduction of product cost that should be recognized as merchandise is sold, unless certain restrictive provisions are met.  The implementation of the provisions of EITF 02-16 unfavorably impacted the company’s results for the first quarter of 2003 by $14 million ($9 million net of tax) or by $0.04 per share, and for the 2003 full year by $50 million ($32 million, net of tax), or by $0.15 per share.

The implementation of the provisions for EITF 03-10 and EITF 02-16 had no impact on the company’s cash flow.  However the implementation unfavorably impacted full year 2003 net earnings by $59 million, or by $0.27 per share.  Pages 2 and 3 provide the implementation impact on the company’s results for the first quarter of 2003.

Toys “R” Us, Inc. is a worldwide specialty retailer of toys, baby products, and children’s apparel. The company currently sells merchandise through 1,464 stores worldwide: 681 toy stores in the United States; 579 international toy stores, including licensed and franchise stores; 200 Babies “R” Us stores, and 4 Geoffrey stores, and through its Internet sites at www.toysrus.com, www.babiesrus.com, www.imaginarium.com, www.sportsrus.com, and www.personalizedbyrus.com.  The company is in the process of closing its 8 remaining free-standing Kids “R” Us stores.

First quarter ended:	5/1/2004	5/3/2003 (1)
Net sales	$2,058,000,000	$2,113,000,000
Operating loss	$(15,000,000)	$(12,000,000)
Loss before income taxes	$(44,000,000)	$(41,000,000)
Net loss	$(28,000,000)	$(26,000,000)
Basic and diluted loss per share	$(0.13)	$(0.12)
Average basic and diluted shares outstanding	213,800,000	212,800,000

(1) – The company adopted the provisions of EITF 03-10 in the first quarter of 2004 and adjusted its 2003 results for comparative purposes, as permitted by these provisions.

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby.  All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements.  We generally identify these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," “will," "may," and similar words or phrases.  These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends.  These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release).  We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements.  Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments.  Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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TOYS “R” US, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS and
SEGMENT INFORMATION
(In millions, except per share information)
(unaudited)

	FIRST QUARTER ENDED
	May 1, 2004	May 3, 2003
Net sales	$2,058	$2,113
Cost of sales	1,330	1,393

Gross margin	728	720

Selling, general and administrative expenses	647	652
Depreciation and amortization	81	80
Restructuring and other charges	15	-

Total operating expenses	743	732

Operating loss	(15)	(12)

Interest expense - net	(29)	(29)

Loss before income taxes	(44)	(41)
Income taxes	(16)	(15)

Net loss	$(28)	$(26)

Basic and diluted loss per share	$(0.13)	$(0.12)

Average basic and diluted shares outstanding	213.8	212.8

	FIRST QUARTER ENDED
	May 1, 2004	May 3, 2003
Net sales
Toys “R” Us - U.S.	$1,071	$1,133
Toys “R” Us - International	416	376
Babies “R” Us	491	448
Toysrus.com	53	57
Kids “R” Us	27	99

Total	$2,058	$2,113

Operating (loss) / earnings
Toys “R” Us - U.S.	$(14)	$(11)
Toys “R” Us - International	(14)	(12)
Babies “R” Us	63	54
Toysrus.com, net of minority interest	(4)	(8)
Kids “R” Us	-	(8)
Other (1)	(31)	(27)
Restructuring and other charges	(15)	-

Operating loss	(15)	(12)

Interest expense - net	(29)	(29)

Loss before income taxes	$(44)	$(41)

(1) Includes corporate expenses, the operating results of Toy Box, and the equity in net earnings of Toys “R” Us – Japan.

NOTE:
We adopted the provisions of EITF 03-10 in the first quarter of 2004. Our 2003 consolidated financial statements have been adjusted for comparative purposes, as permitted by the provisions of EITF 03-10. In addition, we adopted the provisions of EITF 02-16 in the first quarter of 2003. The presentation of our operating results for 2003, as adjusted for the provisions of EITF 03-10, have been unfavorably impacted by $13 million ($8 million after tax), or $0.04 per share, related to the non-recurring initial implementation of the provisions of EITF 03-10 and EITF 02-16.

TOYS “R” US, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	May 1, 2004	May 3, 2003
ASSETS
Cash and cash equivalents	$1,066	$1,128
Restricted cash	-	66
Merchandise inventories	2,245	2,415
Other current assets	417	295

Total current assets	3,728	3,904

Property and equipment, net	4,480	4,730
Goodwill, net	348	348
Other assets	575	747

Total Assets	$9,131	$9,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$-	$-
Accounts payable	959	1,020
Income taxes payable	196	241
Accrued expenses and other current liabilities	644	708
Current portion of long-term debt	33	947

Total current liabilities	1,832	2,916

Long-term debt	2,253	1,972
Other non-current liabilities	896	805
Minority interest in Toysrus.com	8	9

Total stockholders’ equity	4,142	4,027

Total Liabilities and Stockholders’ Equity	$9,131	$9,729

NOTE:
Our 2003 consolidated financial statements have been adjusted for comparative purposes, as permitted by the provisions of EITF 03-10.

TOYS “R” US, INC. AND SUBSIDIARIES
SUMMARY STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions)
(unaudited)

	FIRST QUARTER ENDED
	May 1, 2004	May 3, 2003
Cash Flows from Operating Activities:

Net loss	$(28)	$(26)
Depreciation and amortization	81	80
Other non-cash items	1	(5)
Change in merchandise inventories	(176)	(212)
Changes in accounts payable, accrued expenses and other liabilities	(254)	(46)
Changes in other operating assets and liabilities	(39)	(19)

Net cash from operating activities	(415)	(228)

Cash Flows from Investing Activities:

Capital expenditures, net	(24)	(25)

Cash Flows from Financing Activities

Long-term debt borrowings	-	393
Long-term debt repayment	(491)	(17)

Net cash from financing activities	(491)	376

Effect of exchange rate changes on cash and cash equivalents	(7)	(18)

Cash and Cash Equivalents

Net (decrease) / increase during period	(937)	105
Beginning of period	2,003	1,023

End of period	$1,066	$1,128

TOYS “R” US, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS and
SEGMENT INFORMATION
AS ADJUSTED FOR THE IMPACT OF EITF 03-10
FOR THE YEAR ENDED JANUARY 31, 2004
(in millions, except per share information)
(unaudited)

	January 31, 2004, as adjusted	EITF 03-10 adjustments	January 31, 2004, as reported in 2003
Net sales	$11,320	$(246)	$11,566
Cost of sales	7,646	(203)	7,849

Gross margin	3,674	(43)	3,717

Selling, general and administrative expenses	3,022	-	3,022
Depreciation and amortization	348	-	348
Restructuring and other charges	85	-	85

Total operating expenses	3,455	-	3,455

Operating earnings	219	(43)	262

Interest expense - net	(127)	-	(127)
Gain from sale of Toysrus.com - Japan	3	-	3

Earnings before income taxes	95	(43)	138
Income taxes	34	(16)	50

Net earnings	$61	$(27)	$88

Basic earnings per share	$0.29	$(0.12)	$0.41

Diluted earnings per share	$0.28	$(0.13)	$0.41

Average basic shares outstanding	213.3		213.3

Average diluted shares outstanding	215.6		215.6

	January 31, 2004, as adjusted	EITF 03-10 adjustments	January 31, 2004, as reported in 2003
Net sales
Toys “R” Us - U.S.	$6,326	$(150)	$6,476
Toys “R” Us - International	2,470	(58)	2,528
Babies “R” Us	1,738	(25)	1,763
Toysrus.com	371	(5)	376
Kids “R” Us	415	(8)	423

Total	$11,320	$(246)	$11,566

Operating earnings / (loss)
Toys “R” Us - U.S.	$84	$(35)	$119
Toys “R” Us - International	169	(4)	173
Babies “R” Us	198	(4)	202
Toysrus.com, net of minority interest	(18)	-	(18)
Kids “R” Us	(65)	-	(65)
Other (1)	(64)	-	(64)
Restructuring and other charges	(85)	-	(85)

Operating earnings	219	(43)	262

Interest expense - net	(127)	-	(127)
Gain from sale of Toysrus.com – Japan	3	-	3

Earnings before income taxes	$95	$(43)	$138

(1) Includes corporate expenses, the operating results of Toy Box, and the equity in net earnings of Toys “R” Us – Japan.

NOTE:
Our 2003 consolidated financial statements have been adjusted for comparative purposes, as permitted by the provisions of EITF 03-10.

TOYS “R” US, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AS ADJUSTED FOR THE IMPACT OF EITF 03-10
(in millions, except per share information)
(unaudited)

	1st Quarter
	May 3, 2003, as adjusted	EITF 03-10 adjustments	May 3, 2003, as reported in 2003
Net sales	$2,113	$(57)	$2,170
Cost of sales	1,393	(27)	1,420

Gross margin	720	(30)	750

Selling, general and administrative expenses	652	-	652
Depreciation and amortization	80	-	80

Total operating expenses	732	-	732

Operating (loss) / earnings	(12)	(30)	18

Interest expense – net	(29)	-	(29)

Loss before income taxes	(41)	(30)	(11)
Income taxes	(15)	(11)	(4)

Net loss	$(26)	$(19)	$(7)

Basic and diluted loss per share	$(0.12)	$(0.09)	$(0.03)

Average basic and diluted shares outstanding	212.8		212.8

	2nd Quarter
	August 2, 2003, as adjusted	EITF 03-10 adjustments	August 2, 2003, as reported in 2003
Net sales	$2,104	$(34)	$2,138
Cost of sales	1,368	(33)	1,401

Gross margin	736	(1)	737

Selling, general and administrative expenses	641	-	641
Depreciation and amortization	81	-	81

Total operating expenses	722	-	722

Operating earnings	14	(1)	15

Interest expense – net	(32)	-	(32)

Loss before income taxes	(18)	(1)	(17)
Income taxes	(7)	(1)	(6)

Net loss	$(11)	$-	$(11)

Basic and diluted loss per share	$(0.05)	$-	$(0.05)

Average basic and diluted shares outstanding	213.3		213.3

	3rd Quarter
	November 1, 2003, as adjusted	EITF 03-10 adjustments	November 1, 2003, as reported in 2003
Net sales	$2,246	$(75)	$2,321
Cost of sales	1,479	(62)	1,541

Gross margin	767	(13)	780

Selling, general and administrative expenses	732	-	732
Depreciation and amortization	78	-	78

Total operating expenses	810	-	810

Operating loss	(43)	(13)	(30)

Interest expense – net	(33)	-	(33)
Gain from sale of Toysrus.com – Japan	3	-	3

Loss before income taxes	(73)	(13)	(60)
Income taxes	(27)	(5)	(22)

Net loss	$(46)	$(8)	$(38)

Basic and diluted loss per share	$(0.22)	$(0.04)	$(0.18)

Average basic and diluted shares outstanding	213.4		213.4

	4th Quarter
	January 31, 2004, as adjusted	EITF 03-10 adjustments	January 31, 2004, as reported in 2003
Net sales	$4,857	$(80)	$4,937
Cost of sales	3,406	(81)	3,487

Gross margin	1,451	1	1,450

Selling, general and administrative expenses	997	-	997
Depreciation and amortization	109	-	109
Restructuring and other charges	85	-	85

Total operating expenses	1,191	-	1,191

Operating earnings	260	1	259

Interest expense – net	(33)	-	(33)

Earnings before income taxes	227	1	226
Income taxes	83	1	82

Net earnings	$144	$-	$144

Basic and diluted earnings per share	$0.67	$-	$0.67

Average basic shares outstanding	213.6		213.6

Average diluted shares outstanding	216.0		216.0

NOTE:
Our 2003 consolidated financial statements have been adjusted for comparative purposes, as permitted by the provisions of EITF 03-10.

TOYS “R” US, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
AS REPORTED FOR THE IMPACT OF EITF 03-10
(in millions)
(unaudited)

	1st Quarter
	May 3, 2003, as adjusted	EITF 03-10 adjustments	May 3, 2003, as reported in 2003
Net sales
Toys “R” Us - U.S.	$1,133	$(37)	$1,170
Toys “R” Us - International	376	(8)	384
Babies “R” Us	448	(8)	456
Toysrus.com	57	(2)	59
Kids “R” Us	99	(2)	101

Total	$2,113	$(57)	$2,170

Operating (loss) / earnings
Toys “R” Us - U.S.	$(11)	$(26)	$15
Toys “R” Us - International	(12)	(1)	(11)
Babies “R” Us	54	(3)	57
Toysrus.com, net of minority interest	(8)	-	(8)
Kids “R” Us	(8)	-	(8)
Other (1)	(27)	-	(27)

Operating (loss) / earnings	(12)	(30)	18

Interest expense - net	(29)	-	(29)

Loss before income taxes	$(41)	$(30)	$(11)

	2nd Quarter
	January 31, 2004, as adjusted	EITF 03-10 adjustments	February 1, 2003, as reported
Net sales
Toys “R” Us - U.S.	$1,123	$(18)	$1,141
Toys “R” Us - International	432	(9)	441
Babies “R” Us	429	(6)	435
Toysrus.com	51	-	51
Kids “R” Us	69	(1)	70

Total	$2,104	$(34)	$2,138

Operating earnings / (loss)
Toys “R” Us - U.S.	$9	$(1)	$10
Toys “R” Us - International	4	-	4
Babies “R” Us	46	-	46
Toysrus.com, net of minority interest	(9)	-	(9)
Kids “R” Us	(15)	-	(15)
Other (1)	(21)	-	(21)

Operating earnings	14	(1)	15

Interest expense - net	(32)	-	(32)

Loss before income taxes	$(18)	$(1)	$(17)

	3rd Quarter
	November 1, 2003, as adjusted	EITF 03-10 adjustments	November 1, 2003, as reported in 2003
Net sales
Toys “R” Us - U.S.	$1,157	$(48)	$1,205
Toys “R” Us - International	458	(11)	469
Babies “R” Us	448	(9)	457
Toysrus.com	66	(2)	68
Kids “R” Us	117	(5)	122

Total	$2,246	$(75)	$2,321

Operating (loss) / earnings
Toys “R” Us - U.S.	$(79)	$(9)	$(70)
Toys “R” Us - International	9	(1)	10
Babies “R” Us	50	(3)	53
Toysrus.com, net of minority interest	(6)	-	(6)
Kids “R” Us	7	-	7
Other (1)	(24)	-	(24)

Operating loss	(43)	(13)	(30)

Interest expense - net	(33)	-	(33)
Gain from sale of Toysrus.com - Japan	3	-	3

Loss before income taxes	$(73)	$(13)	$(60)

	4th Quarter
	January 31, 2004, as adjusted	EITF 03-10 adjustments	January 31, 2004, as reported in 2003
Net sales
Toys “R” Us - U.S.	$2,913	$(47)	$2,960
Toys “R” Us - International	1,204	(30)	1,234
Babies “R” Us	413	(2)	415
Toysrus.com	197	(1)	198
Kids “R” Us	130	-	130

Total	$4,857	$(80)	$4,937

Operating earnings / (loss)
Toys “R” Us - U.S.	$165	$1	$164
Toys “R” Us - International	168	(2)	170
Babies “R” Us	48	2	46
Toysrus.com, net of minority interest	5	-	5
Kids “R” Us	(49)	-	(49)
Other (1)	8	-	8
Restructuring and other charges	(85)	-	(85)

Operating earnings	260	1	259

Interest expense - net	(33)	-	(33)

Earnings before income taxes	$227	$1	$226

(1) Includes corporate expenses, the operating results of Toy Box, and the equity in net earnings of Toys “R” Us – Japan.

NOTE:
Our 2003 consolidated financial statements have been adjusted for purposes of providing comparability to the current year’s required accounting and presentation, as permitted by the provisions of EITF 03-10.

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